Exhibit 99.1

OCZ Technology Announces Filing Extension for Form 10-Q and Revised Revenue Estimate for the Second Fiscal Quarter 2013

Conference Call Today at 7:00am Pacific Time; Previously Scheduled Earnings Call Postponed

SAN JOSE, CA – October 10, 2012 – OCZ Technology Group, Inc. (Nasdaq: OCZ) a leading provider of high-performance solid-state drives (SSDs) for computing devices and systems, today announced that it will file a Form 12b-25, Notification of Late Filing, with the Securities and Exchange Commission that allows the Company to extend the deadline to file its Form 10-Q for the second quarter of fiscal year 2013 (Q2’13), which ended on August 31, 2012. With this extension, if the Form 10-Q is filed by October 15, 2012, the Form 10-Q will be deemed to be timely filed.

The Company’s financial statements are still under review. The Q2’13 revenue will be materially lower than the September 5th preliminary revenue range of $110 to $120 million. This new revenue estimate and filing delay is principally due to the impact of customer incentive programs which were discovered subsequent to the preliminary announcement during the normal close process, and which the Company will be reporting as a material weakness in its Form 10-Q. The Company also expects to report negative gross margins and a significant net loss for Q2’13 and will hold a conference call today at 7:00am Pacific Time (10:00am Eastern Time).

The financial information for Q2’13 presented in this press release is preliminary and remains subject to management’s review of the results and also review by the Company’s independent accounting firm. The Company will now host its Q2’13 earnings call in conjunction with the filing of its Form 10-Q and has postponed the previously scheduled conference call.

October 10, 2012 Webcast and Conference Call

OCZ will host a conference call today at 7:00am PT (10:00am ET). A live audio webcast of the conference call will be available by visiting the Investor Relations events conference call section of OCZ’s website at http://ir.stockpr.com/ocztechnology/conference-calls, which will be archived for replay until October 17, 2012. All interested parties can join the call by dialing (253) 237-1170 or (877) 372-0867. Please call-in 15 minutes prior to the call to secure a line. To access the archived conference call, please dial (404) 537-3406 or (855) 859-2056 and enter replay passcode 40293925.

About OCZ Technology Group, Inc.

Founded in 2002, San Jose, CA-based OCZ Technology Group, Inc. (OCZ) is a global leader in the design, manufacturing, and distribution of high-performance solid-state storage solutions and premium computer components. Offering the industry’s widest range of solid-state drives (SSDs), OCZ features SSDs in a variety of form factors and interfaces (i.e. PCIe, SAS and SATA) to address HDD replacement, SAN acceleration, server and storage virtualization, cloud computing, and virtual desktop infrastructure (VDI) opportunities. Having developed firmware and controller platforms to virtualization and endurance extending technologies, the company delivers vertically integrated, customizable solutions enabling transformational approaches to how digital data is captured, stored, accessed, analyzed and leveraged across a wide range of client and enterprise applications. For more information, please visit: www.ocztechnology.com.

Forward Looking Statements

Certain statements in this release relate to future events and expectations and as such constitute forward-looking statements involving known and unknown factors that may cause actual results of OCZ Technology Group, Inc. to be different from those expressed or implied in the forward-looking statements. In this context, words such as “will,” “would,” “expect,” “anticipate,” “should” or other similar words and phrases often identify forward-looking statements made on behalf of OCZ. It is important to note that actual results of OCZ may differ materially from those described or implied in such forward-looking statements based on a number of factors and uncertainties, including, but not limited to, market acceptance of OCZ’s products and OCZ’s ability to continually develop enhanced products; adverse changes both in the general macro-economic environment as well as in the industries OCZ serves, including computer manufacturing, traditional and online retailers, information storage, internet search and content providers and computer system integrators; OCZ’s ability to efficiently manage material and inventory, including integrated circuit chip costs and freight costs; and OCZ’s ability to generate cash from operations, secure external funding for its operations and manage its liquidity needs. Other general economic, business and financing conditions and factors are described in more detail in “Item 1A — Risk Factors” in Part I in OCZ’s Annual Report on Form 10-K filed with the SEC on May 14, 2012, and statements made in other subsequent filings. The filing is available both at www.sec.gov as well as via OCZ’s website at www.ocztechnology.com. OCZ does not undertake to update its forward-looking statements.

Investor Contact:

Bonnie Mott, Senior Manager of Investor Relations

408-440-3428

bmott@ocztechnology.com

Press Contact:

Scott Harlin, Director of Marketing Communications - Enterprise

(408) 733-8400

sharlin@ocztechnology.com